EXHIBIT 16

                     COMPUTATION OF PERFORMANCE QUOTATIONS
                        PROVIDED IN RESPONSE TO ITEM 22
                                  (UNAUDITED)

                    Templeton Capital Accumulator Fund, Inc.


             AVERAGE ANNUAL TOTAL RETURN FOR THE YEAR ENDED 8/31/95

                                P (1 + T)N = ERV

                           $1000 (1 + T)1 = $1,034.00

                                 1 + T = 1.0340

                                   T = .0340

                                   T = 3.40%


          AVERAGE ANNUAL TOTAL RETURN SINCE INCEPTION ON 3/1/91 - 3.50
                                     YEARS

                         $1000 (1 + T)4.50 = $1,785.59

                             (1 + T)4.50 = 1.78559

                                 1 + T = 1.1375

                                   T = .1375

                                   T = 13.75%


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